Exhibit 23.01

INDEPENDENT ACCOUNTANTS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-01560, 333-60295 and 333-110959 of Central European Media Enterprises Ltd. on Form S-8 and Registration Statement No. 333-104784 of Central European Media Enterprises Ltd. on Form S-3 of our report dated February 25, 2004, appearing in this Annual Report on Form 10-K/A of Central European Media Enterprises for the year ended December 31, 2003.

London, United Kingdom
March 12, 2004

Deloitte & Touche LLP